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                                                                 Exhibit 10.20

                                 CONSULTING AGREEMENT

     Agreement made this 2nd day of February, 1998, by and between SCRIPTGEN Pharmaceuticals, Inc., a corporation having a place of business at 200 Boston Avenue, Medford, MA 02155 (hereinafter "SCRIPTGEN") and Peter S. Kim, an individual residing at 48 Baskin Road, Lexington, MA 02173, an Investigator of the Howard Hughes Medical Institute ("HHMI") and a member of the Whitehead Institute for Biomedical Research ("Whitehead") and a member of the faculty of Massachusetts Institute of Technology ("MIT") (hereinafter "INDIVIDUAL").

     WHEREAS, SCRIPTGEN has and will have certain materials, compounds, animals, compositions, chemicals and/or biologics which are received from third parties (individually and collectively "SCRIPTGEN MATERIALS") and certain technical and/or business information which is received from third parties (hereinafter referred to individually and collectively as "SCRIPTGEN INFORMATION"); and

     WHEREAS, INDIVIDUAL is desirous of providing consulting services to SCRIPTGEN; and

     WHEREAS, SCRIPTGEN is desirous of retaining INDIVIDUAL as a consultant; and

     WHEREAS, in performing consulting services hereunder, INDIVIDUAL will have access to SCRIPTGEN MATERIAL and SCRIPTGEN INFORMATION.

     NOW, THEREFORE, in consideration of the mutual promises and other good and valuable consideration, the parties hereto agree as follows:

     1. INDIVIDUAL shall provide consulting services as requested by SCRIPTGEN, such services including but not limited to:

          (a) acting as a member of the Scientific Advisory Board for SCRIPTGEN;

          (b) advising SCRIPTGEN in the area of transcription therapeutics, protein interaction with protein and/or DNA and/or RNA as it relates to transcription, and such other areas as the parties hereto shall agree in writing from time to time (hereinafter the "Field");

          (c)  advising on the qualifications of scientific personnel; and

          (d) reviewing protocols and advising SCRIPTGEN on the development of its protocols.

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     INDIVIDUAL shall be engaged by SCRIPTGEN as a consultant for the exchange of ideas only. Notwithstanding anything herein to the contrary, INDIVIDUAL shall not direct or conduct research for or on behalf of SCRIPTGEN.

     Such services shall be rendered by the INDIVIDUAL at such times as the INDIVIDUAL and SCRIPTGEN agree but shall not exceed twenty (20) days per year (pro rated for partial years) for a period of five (5) years from the date of this Agreement (unless terminated earlier pursuant to Section 16 herein). No employer-employee relationship is created by this Agreement, and INDIVIDUAL will render his services hereunder as an independent contractor.

          2.(a) As full consideration for the consulting services provided hereunder, INDIVIDUAL will be compensated by SCRIPTGEN for said services in an amount equal to sixty thousand dollars ($60,000) per year. Such amount shall be paid in equal quarterly installments at the end of each calendar quarter and on a pro rata basis for any services which are performed for less than a calendar quarter.

          (b) SCRIPTGEN agrees to reimburse INDIVIDUAL for all authorized reasonable travel expenses and other authorized expenses incurred by him in accordance with the policy and practice of SCRIPTGEN, upon presentation to SCRIPTGEN of appropriate expense vouchers.

          (c) SCRIPTGEN shall reimburse INDIVIDUAL for up to $2,500.00 on account of reasonable legal fees and expenses incurred with respect to the negotiation, preparation and signing of this Agreement and the resolution of any conflict-of-interest and related matters which arise in connection with any this Agreement.

     3. Subject to the terms of Paragraph 15(b), INDIVIDUAL hereby agrees to disclose to SCRIPTGEN promptly in writing any invention, development, information or idea whether patentable or not which (i) INDIVIDUAL, alone or with others, makes and/or conceives solely as a direct result of performing consulting services for SCRIPTGEN under this Agreement and (ii) is not generated in the course of INDIVIDUAL's activities as an HHMI employee or MIT or Whitehead faculty member and is not owned by HHMI or assignable to MIT or Whitehead (hereinafter "DEVELOPED TECHNOLOGY"). Subject to the terms of Paragraph 15(b), INDIVIDUAL hereby waives whatever rights he may now or hereafter have in and to any DEVELOPED TECHNOLOGY, and agrees to execute whatever additional documents may be necessary to perfect such waiver.

     4. Subject to the terms of Paragraph 15(b), INDIVIDUAL agrees to assign and hereby does assign to SCRIPTGEN or its nominee or successor all right, title and interest in and to DEVELOPED TECHNOLOGY, and further agrees to execute

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such further papers, and perform all such acts, as may be necessary to perfect such assignment.

     5. In the event that SCRIPTGEN makes or proposes to make any United States or foreign patent applications relating to DEVELOPED TECHNOLOGY owned by SCRIPTGEN pursuant to Paragraph 4, subject to the maximum time commitment set forth in Paragraph 1, INDIVIDUAL shall cooperate fully with SCRIPTGEN and its patent counsel in preparing and prosecuting any such application. SCRIPTGEN agrees to promptly reimburse INDIVIDUAL for all reasonable out-of-pocket expenses incurred by him in providing the assistance required by this Paragraph and Paragraph 6, upon the submission to SCRIPTGEN of an itemized statement of such expenses. If services under this Paragraph and/or Paragraph 6 are performed after termination of this Agreement, which services shall be performed only after the HHMI's prior written approval, SCRIPTGEN shall promptly reimburse INDIVIDUAL for his time in performing such obligations.

     6. INDIVIDUAL further agrees to execute, acknowledge and deliver all such further papers, including applications for patents, as may be necessary to enable SCRIPTGEN to publish or protect patents, inventions, improvements, ideas and applications utilizing DEVELOPED TECHNOLOGY owned by SCRIPTGEN or its nominees, successors or assigns pursuant to Paragraph 4, and, subject to the maximum time commitment set forth in Paragraph 1, to render all such assistance as SCRIPTGEN may require in any United States Patent and Trademark Office proceeding or litigation involving the DEVELOPED TECHNOLOGY owned by SCRIPTGEN pursuant to Paragraph 4.

     7. (a) INDIVIDUAL may disclose to SCRIPTGEN any information that INDIVIDUAL would normally freely disclose to other members of the scientific community at large, whether by publication, by presentation at seminars, or in informal scientific discussions. However, INDIVIDUAL shall not disclose to SCRIPTGEN information that is proprietary to HHMI and is not generally available to the public other than through formal technology transfer procedures.

          (b) Unless excluded pursuant to Paragraph 8 below, DEVELOPED TECHNOLOGY owned by SCRIPTGEN, SCRIPTGEN INFORMATION and SCRIPTGEN MATERIALS will be considered to be confidential and will not be disclosed to any person or entity or used by INDIVIDUAL for any purpose other than for the benefit of SCRIPTGEN.

     8. SCRIPTGEN INFORMATION, SCRIPTGEN MATERIALS and DEVELOPED TECHNOLOGY specifically excluded from the obligations of confidentiality of this Agreement include:

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          (a)  SCRIPTGEN INFORMATION, SCRIPTGEN MATERIALS and DEVELOPED
TECHNOLOGY which at the time of disclosure already are in the public domain;

          (b) SCRIPTGEN INFORMATION, SCRIPTGEN MATERIALS and DEVELOPED TECHNOLOGY which INDIVIDUAL can demonstrate by written evidence were in the possession of INDIVIDUAL prior to disclosure by SCRIPTGEN;

          (c) SCRIPTGEN INFORMATION, SCRIPTGEN MATERIALS and DEVELOPED TECHNOLOGY which subsequently become part of the public domain through no fault of INDIVIDUAL;

          (d) SCRIPTGEN INFORMATION, SCRIPTGEN MATERIALS and DEVELOPED TECHNOLOGY which become known to INDIVIDUAL subsequent to the disclosure by SCRIPTGEN through a third party who is not under any obligation of confidentiality to SCRIPTGEN; and

          (e) SCRIPTGEN INFORMATION, SCRIPTGEN MATERIALS and DEVELOPED TECHNOLOGY which is required to be disclosed by law, governmental regulation or court order.

     In addition, DEVELOPED TECHNOLOGY, SCRIPTGEN INFORMATION and SCRIPTGEN MATERIALS subject to Paragraph 7(b) does not include information generated by INDIVIDUAL unless the information (i) is generated as a direct result of the performance of consulting services under this Agreement and (ii) is not generated in the course of INDIVIDUAL's activities as an HHMI employee or Whitehead or MIT faculty member.

     9. The fact that general information may be in or become part of the public domain, in and of itself, does not exclude any specific information or specific material not yet in the public domain from the obligations imposed by this Agreement.

     10. No rights or licenses in or to SCRIPTGEN INFORMATION, SCRIPTGEN MATERIALS and DEVELOPED TECHNOLOGY are granted to INDIVIDUAL by virtue of this Agreement.

     11. At the request of SCRIPTGEN, INDIVIDUAL shall return to SCRIPTGEN any and all materials and physical documents, whether prepared by SCRIPTGEN or by INDIVIDUAL, when such materials or documents include or incorporate SCRIPTGEN INFORMATION, SCRIPTGEN MATERIALS and DEVELOPED TECHNOLOGY. The term "document" is used in its broadest sense

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and includes electronic information in the form of discs, tapes, etc.

     12. INDIVIDUAL represents and warrants that to the best of his knowledge he is permitted to enter into this Agreement and perform the obligations contemplated thereby, and that this Agreement and the terms and obligations thereof are not inconsistent with any obligation he may have.

     13. This Agreement constitutes the entire and exclusive Agreement between INDIVIDUAL and SCRIPTGEN with respect to the subject matter hereof and supersedes any prior or contemporaneous agreements, representations and understandings of the parties with respect thereto. No supplement, modification or amendment of this Agreement shall be binding upon SCRIPTGEN or INDIVIDUAL unless set forth in a written agreement executed by SCRIPTGEN and INDIVIDUAL. SCRIPTGEN and INDIVIDUAL acknowledge that any amendment of this Agreement (including, without limitation, any extension of this Agreement or any change from the terms of Paragraph 2 in the consideration to be provided to INDIVIDUAL with respect to services to be provided hereunder) or any departure from the terms or conditions hereof with respect to INDIVIDUAL's consulting services for SCRIPTGEN is subject to HHMI's prior written approval.

     14. (a) Except as hereinafter provided, INDIVIDUAL agrees that while retained as a consultant for SCRIPTGEN he shall consult exclusively for SCRIPTGEN in the Field and such other areas as SCRIPTGEN and INDIVIDUAL may agree in writing, and during the consulting period and for one year thereafter INDIVIDUAL shall not be engaged in or be or assist any business, activity or person competing or, to the knowledge of INDIVIDUAL, intending to compete, with the business of and/or products being developed by SCRIPTGEN as of the time of termination of this Agreement, whether his involvement shall be as an officer, director, owner (other than the passive ownership of up to 5% of the outstanding securities of any public company), employee, partner, affiliate or consultant.

          (b) Notwithstanding anything in this Paragraph 14 to the contrary, none of the following shall constitute a breach of the obligations imposed by this Paragraph 14:

               (i) INDIVIDUAL's performance of his duties as an employee of HHMI, a faculty member at MIT, a faculty member at Whitehead, or as an member of any hospital, academic institution, government body, or other not-for-profit, scientific, or professional organization;

               (ii) the transfer by HHMI, MIT or Whitehead, by license or other agreement or arrangement, of any invention, discovery or development, and

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     any intellectual property rights therein, developed in whole or in part by INDIVIDUAL, or in connection with research collaborations; and

               (iii) the assistance of and participation by INDIVIDUAL in a transfer described in the preceding clause (ii) in a manner deemed necessary, appropriate, or advisable by HHMI, MIT or Whitehead, each in its or their sole judgment.

          (c) Nothing in this Paragraph 14 shall be construed to impair or prevent the performance of INDIVIDUAL'S duties and obligations to the commercial organizations listed on Appendix A.

          (d) Nothing in this Paragraph 14 shall be construed to impair or prevent INDIVIDUAL from engaging in unrestricted, free scientific discussions with other scientists.

          (e) SCRIPTGEN acknowledges and agrees that nothing in this Agreement shall affect INDIVIDUAL's obligations to, or research on behalf of, HHMI, MIT or Whitehead, including, without limitation, obligations or research of INDIVIDUAL in connection with a transfer by HHMI, MIT or Whitehead of materials or intellectual property developed in whole or in part by INDIVIDUAL, or in connection with research collaborations.

     15. (a) INDIVIDUAL represents, warrants and agrees that he can and will perform the services required by this Agreement without disclosing or using any confidential information and/or proprietary information of MIT, Whitehead, HHMI or any other third party.

          (b) Notwithstanding anything to the contrary herein, SCRIPTGEN shall have no rights by reason of this Agreement in any publication, invention, discovery, improvement, or other intellectual property whatsoever, whether or not publishable, patentable, or copyrightable, which is developed as a result of a program of research financed, in whole or in part, by funds
provided by or under the control of HHMI, MIT or Whitehead.   SCRIPTGEN also
acknowledges and agrees that it will enjoy no priority or advantage as a result of the consultancy created by this Agreement in gaining access, whether by license or otherwise, to any proprietary information or intellectual property that arises from any research undertaken by INDIVIDUAL in his capacity as an employee of HHMI or a member of the faculty of MIT or Whitehead.

          (c) All stock, stock options, rights or other equity or equity-based securities (collectively, "Securities") issued or issuable by SCRIPTGEN to INDIVIDUAL (either directly or indirectly) constitute (i) approximately 2.4% of

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SCRIPTGEN's presently issued and outstanding common stock, as diluted by assuming full exercise of any options and other rights held by INDIVIDUAL, and (ii) approximately 2.0% of SCRIPTGEN's common stock on a fully diluted basis. Indirect holdings for this purpose include without limitation (i) any Securities issued or issuable by SCRIPTGEN to members of INDIVIDUAL's immediate family, and (ii) any Securities issued or issuable by SCRIPTGEN to INDIVIDUAL, or Securities allocated or allocable to INDIVIDUAL under MIT's or Whitehead's inventorship policies, as royalties under a license by SCRIPTGEN of technology of which INDIVIDUAL is an inventor.

     16. (a) If either party materially breaches any of its obligations hereunder, in addition to any other remedies it may have, the other party shall have the right to terminate, this Agreement by written notice specifying the breach and if such breach is not cured within sixty (60) days after such written notice, this Agreement shall be terminated.

          (b) Either party shall have the absolute right to terminate this Agreement on any day on or after one year from the date of this Agreement by thirty (30) days prior written notice.

          (c) The termination of this Agreement shall terminate the consulting services of INDIVIDUAL and INDIVIDUAL's right to compensation for the period subsequent to the termination.

          (d) Termination of this Agreement under Paragraph 16(a) or 16(b) above shall not affect (i) SCRIPTGEN's obligation to pay for services previously performed by INDIVIDUAL or expenses reasonably incurred by INDIVIDUAL for which INDIVIDUAL is entitled to reimbursement under Paragraph 2, above, (ii) SCRIPTGEN's obligations to recognize the priority of HHMI, MIT and Whitehead intellectual property rights under Paragraph 15(b) above, (iii) SCRIPTGEN's obligations to defend and indemnify INDIVIDUAL and HHMI under Paragraph 19 below, or (iv) INDIVIDUAL's continuing obligations to SCRIPTGEN under Paragraphs 4 and 7 above.

          (e) In the event that INDIVIDUAL'S consulting services are terminated by SCRIPTGEN pursuant to Paragraph 16(b), then SCRIPTGEN shall pay INDIVIDUAL an amount equal to sixty thousand dollars ($60,000.00) in four equal quarterly installments over the one year period which begins on the date of termination and ends on the first anniversary of such date of termination, with such payments being expressly conditioned upon INDIVIDUAL meeting all of the obligations which survive termination of this Agreement, including but not limited to the non-compete obligation of Paragraph 14.

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     17.  Except as otherwise herein provided, the obligations of Paragraphs
3 through 14, Paragraphs 16(d) and (e) and Paragraph 19 of this Agreement shall survive any termination of this Agreement or the consulting services of INDIVIDUAL; provided, however, that the obligation of Paragraph 14(a) shall not survive if this Agreement is terminated by INDIVIDUAL under Paragraph 16(a).

     18. INDIVIDUAL represents and warrants that he is not at this time a consultant for any entity other than those set forth in Appendix A.

     19. SCRIPTGEN hereby agrees to defend INDIVIDUAL and HHMI at its sole expense, and to indemnify and hold INDIVIDUAL and HHMI harmless from, all third party claims or suits against INDIVIDUAL or HHMI or any liabilities or judgments based thereon, including legal expenses arising therefrom ("CLAIMS"), which CLAIMS arise from or as the result of, or are alleged to arise from or as the result of, this Agreement, services performed by INDIVIDUAL for SCRIPTGEN under this Agreement or any SCRIPTGEN products which result from INDIVIDUAL's performance of services under this Agreement; provided, however, that SCRIPTGEN shall have no liability to INDIVIDUAL under this Paragraph 19 for any CLAIMS which are finally determined to have arisen from the negligence or malfeasance of INDIVIDUAL. INDIVIDUAL shall promptly notify SCRIPTGEN of any such CLAIMS against INDIVIDUAL which are subject to indemnification, and SCRIPTGEN shall have the sole right to defend, settle or compromise any such CLAIMS.

     20. SCRIPTGEN recognizes and acknowledges that INDIVIDUAL is an employee of HHMI and is affiliated with Whitehead and MIT, and acknowledges and agrees that:

          (a) INDIVIDUAL will not use the facilities, funds or equipment of HHMI, WHITEHEAD or MIT for the benefit of SCRIPTGEN.

          (b) INDIVIDUAL is subject to their respective policies, including, among others, policies concerning consulting, conflicts of interest and intellectual property.

          (c) SCRIPTGEN and INDIVIDUAL shall establish procedures and use best efforts to ensure (i) that any fees received by INDIVIDUAL under this Agreement shall not become commingled with any funds of HHMI, Whitehead OR MIT or any funds under the control of HHMI, Whitehead or MIT and (ii) that any of INDIVIDUAL'S consulting activities under this Agreement shall be kept separate and apart from any research financed, in whole or in part, by the funds of or under the control of HHMI or Whitehead or MIT.

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     21.  SCRIPTGEN will not use INDIVIDUAL's name in any commercial advertisement or similar material that is used to promote or sell products, unless SCRIPTGEN obtains in advance the written consent of the named party to such use, and in the case of the use of INDIVIDUAL's name, HHMI's consent as well.

     22. If any provision of this Agreement affecting the rights or property of HHMI is adjudicated to be invalid, unenforceable, contrary to, or prohibited under applicable laws or regulations of any jurisdiction, this Agreement shall terminate as of the date such adjudication is effective. If any other provision of this Agreement is adjudicated to be invalid, unenforceable, contrary to, or prohibited under applicable laws or regulations of any jurisdiction, such provision shall be severed and the remaining provisions shall continue in full force and effect.

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     IN WITNESS WHEREOF, the parties have signed this Agreement as of the date hereof.

                                       SCRIPTGEN PHARMACEUTICALS, INC.


                                       By: /s/
                                           ---------------------------------

                                       Title:
                                              ------------------------------


                                       INDIVIDUAL
                                       /s/ Peter S. Kim
                                       -------------------------------------
                                       Peter S. Kim

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                                   APPENDIX A

     The following are organizations or institutions to which INDIVIDUAL is currently rendering consulting services:

                       L.G. Biomedical Research Institute




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